NI Holdings, Inc. Files Results for Second Quarter and Six Months 2019

FARGO, North Dakota, August 7, 2019 – NI Holdings, Inc. (NASDAQ: NODK) today reported its financial results for the quarter and six months ended June 30, 2019.

The Company reported a 33.2 percent increase in net earned premiums for the six months ended June 30, 2019 compared to 2018, and net income attributable to NI Holdings rose to $16,251 compared to $6,348 a year ago. The total equity for NI Holdings stood at $297,314 as of June 30, 2019.

NI Holdings 6M and Q2 2019 key financial details:

Dollars in thousands, except earnings per share (unaudited)

	6M 2019	6M 2018	Change	Q2 2019	Q2 2018	Change
Net income attributable to NI Holdings	$16,251	$6,348	+156.0%	$2,478	$226	+996.5%
Direct written premiums (1)	$158,896	$127,854	+24.3%	$103,243	$88,580	+16.6%
Net earned premiums	$115,620	$86,789	+33.2%	$65,114	$50,677	+28.5%
Loss and LAE ratio (2)	64.4%	68.6%	-4.2 pts	74.0%	80.4%	-6.4 pts
Expense ratio (3)	29.1%	27.3%	+1.8 pts	26.0%	23.3%	+2.7 pts
Combined ratio (4)	93.5%	95.9%	-2.4 pts	100.0%	103.6%	-3.6 pts
Return on average equity	11.5%	5.0%	+6.5 pts	3.4%	0.4%	+3.0 pts
Basic earnings per share	$0.73	$0.28	$0.45	$0.11	$0.01	$0.10
Shareholders’ equity	$297,314	$259,566	+14.6%

(1) Direct written premiums is a non-GAAP financial measure, representing the amount of insurance premiums purchased by policyholders during the period.
(2) Loss and LAE ratio is a non-GAAP financial measure. It equals losses and loss adjustment expenses, divided by net premiums earned.
(3) Expense ratio is a non-GAAP financial measure. It equals amortization of deferred policy acquisition costs and other underwriting and general expenses, divided by net premiums earned.
(4) Combined ratio is a non-GAAP financial measure. It equals losses and loss adjustment expenses, amortization of deferred policy acquisition costs, and other underwriting and general expenses, divided by net premiums earned.

Second quarter highlights included:

•	Annualized return on equity of 3.4%.
•	Growth in direct written premiums of 16.6% primarily as a result of the addition of Direct Auto.
•	For the quarter, earnings per share was $0.11, up $0.10 compared to the prior year.
•	Fewer weather-related events impacted loss experience than is typical for a second quarter.
•	After-tax addition to our earnings of $1,056 due to the net unrealized gain in our equity securities portfolio.
•	Reported combined ratio of 100.0% for the quarter and 93.5% for the first six months of 2019.

“We are pleased with our results for the second quarter and the first six months of 2019,” said Michael J. Alexander, President and CEO. “Net income attributable to NI Holdings was $2,478, which included an addition to earnings of $1,056 due to the improvement in our equity securities portfolio.”

“The second quarter of each year typically has the highest level of weather-related events which impact our loss experience. For 2019, our losses caused by weather-related events were below our projected levels, particularly for our farmowners line of business. The crop lines are early in the growing season, and our loss experience for the year is estimated at average levels.

“We continued to be challenged by higher loss experience in our non-standard auto business in the second quarter. We have implemented rate increases to address the adverse claims experience as a result of the higher liability limits mandated in Nevada.”

“The increase in our written premiums is a result of the continued growth in our policies inforce, and rate adjustments implemented to ensure that we are getting the proper premiums for the risks we are insuring, along with the addition of the Direct Auto book of business. Direct Auto contributed $11,163 of net earned premiums to second quarter 2019. Excluding Direct Auto, our net earned premiums grew approximately 6.5% from second quarter 2018.”

Effective January 1, 2019, the market fluctuations attributable to equity securities are included in the Company’s results of operations. The pre-tax market fluctuation in equity securities of $1,337 is included in net capital gain on investments in our statement of operations for second quarter 2019, and is now $8,637 for the first six months of 2019. After-tax, this amount is $0.05 earnings per share for second quarter and $0.31 for the six months. Prior to adoption of this accounting pronouncement, net unrealized gains on equity securities were recorded in accumulated other comprehensive income. Net unrealized gains on fixed income securities continue to be recorded in accumulated other comprehensive income.

Shareholders’ equity increased $21,561 from December 31, 2018 to June 30, 2019. Net income of $16,311 was joined by a substantial rebound in our accumulated other comprehensive income as investor sentiment toward future interest rate actions became more favorable. The Company repurchased 116,034 shares of common stock for $2,006 during the first six months of 2019.

Earnings Conference Call

The Company will not hold an earnings conference call for second quarter 2019. Our Quarterly Report on Form 10-Q as filed with the SEC is available on the Company’s website at http://www.niholdingsinc.com. Our latest Financial Supplement is also available on the Company’s website.

Non-GAAP Financial Measures

NI Holdings evaluates its insurance operations in the way it believes will be most meaningful and representative of its business results. Some of these measurements are “non-GAAP financial measures” under Securities and Exchange Commission rules and regulations. GAAP is the acronym for “accounting principles generally accepted in the United States of America”. The non-GAAP financial measures that NI Holdings presents may not be compatible to similarly-named measures reported by other companies. The non-GAAP financial measures described in this press release are used widely in the property and casualty insurance industry.

About the Company

NI Holdings, Inc. is an insurance holding company. The company is a North Dakota business corporation that is the stock holding company of Nodak Insurance Company and became such in connection with the conversion of Nodak Mutual Insurance Company from a mutual to stock form of organization and the creation of a mutual holding company. The conversion was consummated on March 13, 2017. Immediately following the conversion, all of the outstanding shares of common stock of Nodak Insurance Company were issued to Nodak Mutual Group, Inc., which then contributed the shares to NI Holdings in exchange for 55% of the outstanding shares of common stock of NI Holdings. Nodak Insurance Company then became a wholly-owned stock subsidiary of NI Holdings.

NI Holdings completed the acquisition of Direct Auto Insurance Company on August 31, 2018, which is a wholly-owned stock subsidiary of NI Holdings.

Nodak Insurance Company owns American West Insurance Company and Primero Insurance Company. Nodak Insurance Company also manages Battle Creek Mutual Insurance Company and reinsures 100% of the risk on all insurance policies issued by Battle Creek. NI Holdings’ financial statements are the consolidated financial results of NI Holdings; Nodak Insurance, including Nodak Insurance’s wholly-owned subsidiaries American West and Primero, and its affiliate Battle Creek; and Direct Auto.

Safe Harbor Statement

Some of the statements included in this news release, particularly those anticipating future financial performance, business prospects, growth and operating strategies, and similar matters, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Actual results could vary materially. Factors that could cause actual results to vary materially include: our ability to maintain profitable operations, the adequacy of the loss and loss adjustment expense reserves, business and economic conditions, interest rates, competition from various insurance and other financial businesses, terrorism, the availability and cost of reinsurance, adverse and catastrophic weather events, legal and judicial developments, changes in regulatory requirements, our ability to integrate and manage successfully the insurance companies we may acquire from time to time, and other risks we describe in the periodic reports we file with the Securities and Exchange Commission. You should not place undue reliance on any such forward-looking statements. We disclaim any obligation to update such statements or to announce publicly the results of any revisions that we may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K, as filed with the SEC.

Investor Relations Contacts:
Brian Doom

Executive Vice President and Chief Financial Officer
701-298-4200
bdoom@nodakins.com

Timothy J. Milius, CPA

Vice President, Finance
701-298-4275
tmilius@nodakins.com

Media Contact:
Beth DuFault
701-298-4282
bdufault@nodakins.com